FORWARD LOOKING STATEMENTS / NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect our current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for our products and services; (iii) our plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of our business model. These statements may be preceded by, followed by, or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “seek,” “target,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward- looking statements. These factors include, but are not limited to: (i) our ability to compete effectively within our industry and attract and retain members; (ii) our dependence on a limited number of insurance distribution and underwriting carrier partners; (iii) our ability to prevent, monitor and detect fraudulent activity, including our reliance on a limited number of payment processing services; (iv) disruptions, interruptions, outages with our technology platforms or third-party services; (v) the limited operating history of some of our membership products and the success of any new insurance programs and products; (vi) adverse impacts from the COVID-19 pandemic and current and future variants of the virus; (vii) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (viii) unexpected increases in the frequency or severity of claims; (ix) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (x) whether investors or securities analysts view our stock structure unfavorably, particularly our dual-class structure; (xi) the fact that we are a controlled company; and (xii) other risks and uncertainties indicated from time to time in documents we file or will file with the Securities and Exchange Commission (the “SEC”). The forward-looking statements herein represent our judgment as of the date of this release and we disclaim any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial terms”. The non-GAAP measures are presented for supplemental informational purposes only. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation.

Total Revenue growth of 27% Written Premium growth of 15% Broad Arrow Group acquisition » Three live auctions with $86 million in total vehicle sales » Expect to begin writing new policies in 2023 State Farm partnership progressing well through the testing phase and regulatory approval process Pivot to significantly improved profitability fueled by top- line momentum, cost containment & efficiency measures » Total Revenue growth of 22 - 26% » Written Premium growth of 11 - 13% » Net Income (Loss) of ($20) - $0 million » Adjusted EBITDA (1) of $40 - $60 million KEY 2022 HIGHLIGHTS 2023 OUTLOOK 1 See Appendix for additional information regarding this non-GAAP financial measure.

» Significant adjacent market opportunity with ~300,000 cars transacting for ~$12.5 billion through Hagerty’s insurance book in 2022 » Executed three live auctions with $86 million in total vehicle sales helping drive $14 million in Marketplace revenue in 2022 » Other opportunities include insurance sales, Hagerty Drivers Club (HDC) memberships, Hagerty Garage + Social (HG+S) storage fees, media sales and owner/ operator event revenue » Launched Marketplace online auctions during the fourth quarter » Proven leadership team with strong cultural fit HAGERTY MARKETPLACE

HAGERTY + STATE FARM PARTNERSHIP » Digital and technology teams are progressing through the testing phase and regulatory approval process » Expect to begin activating State Farm’s approximately 19,200 agents to sell classic car policies in 2023 » Anticipated average annual revenue per customer: $85-$110 » State Farm aligned in the success of the strategic partnership with $500 million investment in Hagerty and 10-year initial contract » 460,000+ existing collector car policies and up to 75% HDC enrollment possible on new insurance policies

» Total Revenue growth of 22-26% powered by Written Premium growth of 11-13% » Sustain double-digit Written Premium growth trajectory » Deliver an unmatched online and live Marketplace experience » Drive loyalty, referrals and incremental revenue and profit from Membership » Continue evolution into an Integrated Insurance Business » Increase Hagerty Re’s quota share reinsurance agreement in the U.S. and U.K. to ~80% » Significantly improve profitability ($40 million to $60 million in Adjusted EBITDA (1)) through cost containment measures and operational efficiencies 2023 - PIVOT TO PROFITABILITY Strong top-line momentum expected to continue in 2023 with significantly improved profitability 1 See Appendix for additional information regarding this non-GAAP financial measure.

2023 OUTLOOK Strong top-line momentum expected to continue in 2023 with significantly improved profitability 2022 Results 2023 Outlook 2022 Results vs 2023 Outlook in thousands Low End Range High End Range Low End Range High End Range Total Revenue $787,588 $961,000 $993,000 22% 26% Total Written Premium $776,664 $862,000 $878,000 11% 13% Net Income (Loss) $2,403 $(20,000) $— $(22,403) $(2,403) Adjusted EBITDA1 $(1,940) $40,000 $60,000 $41,940 $61,940 1 See Appendix for additional information regarding this non-GAAP financial measure.

REVENUE COMPONENTS 1 Includes base commissions, payment plan fees and contingent underwriting commissions. 2 Currently applies to U.S. and U.K. programs. Generally described as an arrangement where underwriting risk and profit is shared proportionately. $154 $197 $83 $112 $13 $21$58 $64 Q4 2021 Q4 2022 $619 $788 $296 $403 $52 $78 $271 $307 YTD Q4 2021 YTD Q4 2022 M illi on s Total Revenue Commission + fee revenue1 Membership, marketplace + other revenue Earned premium in Hagerty Reinsurance 11% 56% 35% Growth 13% 50% 36% Growth GROWTH 27% GROWTH 27% Q4 YTD Commission + fee revenue (+13%) » Written Premium growth 15% » Policies in Force retention of 88.0% Membership, marketplace + other revenue (+50%) » Membership revenue growth of 11% » Marketplace delivered $14 million in revenue, including $8 million in auction revenue » 75% of new insurance customers join HDC Earned premium in Hagerty Reinsurance (+36%) » Contractual quota share2 increased to 70% in 2022 2022 Highlights

EARNINGS ANALYSIS



Q4
YTD
Millions
Adjusted EBITDA
Net Income (Loss)
$(66)
$(3)
$(32)
$(2)
$(61)
$25
$2
$(2)
Q4 2021
Q4 2022
YTD Q4 2021
YTD Q4 2022

Adjusted EBITDA

IN THOUSANDS	Q4 2021	Q4 2022	YTD 2021	YTD 2022
Net Income (Loss)[1]	**$(66,459)**	**$(32,233)**	**$(61,354)**	**$2,403**
Interest and Other (Income) Expense	952	(2,403)	1,993	(2,028)
Income Tax (Benefit) Expense	1,962	2,940	6,751	7,017
Depreciation and Amortization	6,862	9,550	22,144	33,887
Restructuring, Impairment and Related Charges, Net	—	18,324	—	18,324
Change in Fair Value of Warrant Liabilities	42,540	(4,030)	42,540	(41,899)
Stock-based Compensation Expense	—	3,964	—	12,129
Revaluation Gain on Previously Held Equity Method Investment	—	—	—	(34,735)
Accelerated Vesting of Incentive Plans	9,321	—	9,321	—
Net (Gain) Loss from Asset Disposals	—	1,970	1,764	1,970
Other Unusual Items	2,191	(118)	2,191	992
Adjusted EBITDA[1, 2]	**$(2,631)**	**$(2,036)**	**$25,350**	**$(1,940)**

Pre-Revenue Investments for Growth

2021 $31M **I 2022** $30M

Net Income (Loss) and Adjusted EBITDA include substantial pre-revenue costs related to scaling infrastructure, legacy systems and newly-developed digital platforms, human resources and occupancy to accommodate our alliance with State Farm and other potential distribution partnerships as well as to further develop our Marketplace transactional platform.

[1] Adjusted EBITDA and Net Income (Loss) in 2022 were negatively impacted by $16.5 million in losses related to Hurricane Ian and increased 2022 U.S. reserves, as well as a $4.1 million reduction in CUC.

[2] See Appendix for additional information regarding this non-GAAP financial measure.

HAGERTY Q4 2022 | 9

1 Hagerty’s 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) and increased U.S. reserves of $6.5 million (1.6%). 2 See Appendix for additional information regarding this non-GAAP measure. FULL YEAR 2022 FINANCIAL HIGHLIGHTS 45.3% Loss Ratio1Total Revenue 88.0% Retention (1)% $777M Written Premium 15% GROWTH PERSISTENCE PROFITABILITY $(68)M Operating Income (Loss) $(2)M Adjusted EBITDA2 $2M Net Income (Loss) $788M 27% 4.0% $0.39 Basic Earnings Per Share

MILESTONES & HIGHLIGHTS

	On Mission 2022 + Beyond	On Track Full Year 2022 Progress
Insurance	» Grow omnichannel distribution (onboard new partners and deepen existing) » Expand share of insurance underwriting profit » Deliver frictionless experience (sales, service, claims)	» State Farm partnership progress continues with regulatory approvals and systems testing » Delivering key broker results and encouraging success with private client efforts » 2022 rate approvals completed, increasing impact on written premium growth
Reinsurance	» Increase contractual quota share » Grow international footprint	» U.S. and U.K. Reinsurance Quota Share up to 70% further increasing our share of profit
Membership	» Drive increase in paid membership » Enhance value proposition » Develop partnership model » Expand to international markets	» Paid HDC membership increased 5% to ~753,000 Members » HDC average revenue per new Member grew 10% to $65 as we moved to a single tier at $70/year » HDC attach rate of approximately 75% » Launched new HDC digital onboarding journey » HG+S ended the year with nine locations and over 1,500 HG&S Members after expanding with additional locations in Palm Beach, FL; Van Nuys, CA; and Culver City, CA
Marketplace	» Leverage Broad Arrow Group investment » Launch live and time-based auctions » Grow asset-based lending	» Newly acquired Broad Arrow Group delivered $10.8 million in revenue during 2022 » Produced live auction sales of $86 million (838 lots sold and an 84% sell through rate) » Launched online auctions, an addition to augment the existing Marketplace business » Acquired Speed Digital, a software-as-a-service solution for classic car dealers & auction houses » Launched Hagerty Classifieds, a platform for car enthusiasts to buy and sell » Large and growing market opportunity demonstrated by ~300,000 cars transacting for ~$12.5 billion through Hagerty's insurance book over the last twelve months
Media + Entertainment	» Develop owned and operated events » Expand digital audience » Leverage Sony partnership with Gran Turismo gaming platform » Expand video distribution » Increase advertising and sponsorship revenue	» Hagerty's YouTube content generated >100 million views with 721,000 added subscribers » Hagerty's media website had average monthly page views of 2.4 million » Announced a multi-year commercial partnership with Exxon Mobil1 » Launched our annual car valuation media franchise Bull Market across print, digital and video channels with 232,000 page views on our website and 14 million impressions on YouTube » Held the rebranded Motorlux event that kicked off Monterey Car Week and used the event to preview the Broad Arrow Group auction with 3,200 ticketed attendees and over 50 sponsors » Held the inaugural Detroit Concours with ~5,000 participants in the heart of downtown Motor City
Impact	» Create carbon neutrality plan » Establish government affairs program	» Rolled out carbon neutral driving event strategy at the California Mille » First draft of enthusiast carbon offset program designed for a 2023 launch

HAGERTY Q4 2022 | 12

QUARTERLY KEY PERFORMANCE INDICATORS

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	TOTAL 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	TOTAL 2022
HDC Paid Member Count[2]	666,609	690,407	711,749	718,583	718,583	727,010	742,825	749,740	752,754	752,754
Total Written Premium *(thousands)*	$133,707	$208,091	$192,091	$140,416	$674,305	$154,790	$237,697	$222,136	$162,041	$776,664
New Business Count (Insurance)	51,799	77,013	68,077	47,589	244,478	47,514	74,922	68,561	43,523	234,520
Policies in Force Retention[2]	90.0%	89.3%	89.0%	89.1%	89.1%	88.9%	88.2%	88.0%	88.0%	88.0%
Loss Ratio[3]	41.4%	41.4%	41.0%	41.3%	41.3%	41.4%	41.0%	56.4%	41.2%	45.3%
Total Revenue *(thousands)*	$129,200	$167,409	$168,086	$154,384	$619,079	$167,811	$206,017	$216,757	$197,003	$787,588
Net Promoter Score[2]	82	81	81	82	82	82	82	82	83	83
Operating Income (Loss) *(thousands)*	$(5,096)	$14,274	$1,758	$(21,006)	$(10,070)	$(13,004)	$2,387	$(21,223)	$(35,726)	$(67,566)
Net Income (Loss) *(thousands)*	$(6,850)	$12,503	$(548)	$(66,459)	$(61,354)	$15,866	$(5,543)	$24,313	$(32,233)	$2,403
Basic Earnings (Loss) per Share	N/A	N/A	N/A	$(0.56)	$(0.56)	$0.33	$(0.07)	$0.18	($0.06)	$0.39
Adjusted EBITDA[1] *(thousands)*	$1,039	$19,299	$7,644	$(2,632)	$25,350	$(5,959)	$16,065	$(10,010)	$(2,036)	$(1,940)
Adjusted Earnings (Loss) per Share[1]	N/A	N/A	N/A	$(0.07)	$(0.05)	$0.04	$(0.02)	$(0.06)	$(0.10)	$(0.20)

[1] See Appendix for additional information regarding these non-GAAP financial measures.

[2] Metrics measured as of the end of the period.

[3] Hagerty's 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) and increased U.S. reserves of $6.5 million (1.6%).

HAGERTY Q4 2022 | 13

HISTORICAL WRITTEN PREMIUM GROWTH Total U.S. Auto Written Premium U.S. Auto Written Premium Annual Growth Growing during good times and bad 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 0 100 200 300 400 500 600 700 800 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 —% 3% 5% 8% 10% 13% 15% 18% 20%

PROVEN TRACK RECORD OF PROFITABLE LONG-TERM GROWTH 1 Hagerty’s 2022 loss ratio of 45.3% includes the $10.0 million impact from Hurricane Ian (2.5%) as well as the increased U.S. liability reserves of $6.5 million (1.6%). Recently implemented rate changes expected to drive 2023 loss ratios in line with historical results. Source: Hagerty Internal Data, S&P Global Market Intelligence (2022). Hagerty U.S. Auto Premium Growth vs. Industry Top 100 Hagerty U.S. Auto - CAGR 13% Industry Top 100 - CAGR 4% Sustained Growth 5X the Industry Top 100 Hagerty U.S. Auto Loss Performance vs. Industry Top 100 To ta l L os s Pe rfo rm an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 20% 30% 40% 50% 60% 70% 80% Hagerty Loss Ratio - average = 38% Industry Loss Ratio - average = 66% Stable and Predictable Loss Performance well below Industry Average To ta l P er ce nt ag e G ro w th 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 0 100 200 300 400 59% 288% Written Premium Growth 2010-2021 CAGR 2022 Hagerty 13% 15% Industry 4% Delta 9% Loss Ratio 2010-2021 Average 2022 Hagerty1 38% 45% Industry 66% Delta (28)%

Total Written Premium New Business Count (Insurance) HISTORICAL SEASONALITY TRENDS $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 82,514 137,943 123,385 86,621 430,463 2019 96,732 158,501 142,030 99,747 497,010 2020 112,421 184,423 163,520 117,870 578,234 2021 133,707 208,091 192,091 140,417 674,306 2022 154,790 237,697 222,136 162,041 776,664 5 Year Average Total Written Premium % 20% 31% 29% 20% 100% Q1 Q2 Q3 Q4 Total 2018 32,610 56,729 51,795 35,356 176,490 2019 36,848 62,842 57,426 37,585 194,701 2020 41,510 70,622 73,619 50,914 236,665 2021 51,799 77,013 68,077 47,589 244,478 2022 47,514 74,922 68,561 43,523 234,520 5 Year Average New Business Count % 19% 32% 29% 20% 100% 0 50 100 150 200 250 0 10 20 30 40 50 60 70 80 90 North American footprint creates seasonal differences by quarter for written premium and new business count

21% 27% 28% 25% Q1 Q2 Q3 Q4 —% 10% 20% 30% 40% (8)% 47% 52% 9% Q1 Q2 Q3 Q4 (30)% (20)% (10)% —% 10% 20% 30% 40% 50% 60% 70% Total Revenue Operating Income 5 YEAR AVERAGE 5 YEAR AVERAGE Geographic footprint of our North American book creates seasonal differences by quarter for revenue and operating income HISTORICAL SEASONALITY TRENDS $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 60,489 85,799 83,864 71,547 301,699 2019 78,479 109,722 111,472 97,601 397,274 2020 106,859 135,462 135,781 121,446 499,548 2021 129,200 167,409 168,086 154,384 619,079 2022 167,811 206,017 216,757 197,003 787,588 5 Year Average Total Revenue % 21% 27% 28% 25% 100% $ IN THOUSANDS Q1 Q2 Q3 Q4 Total 2018 (2,880) 12,968 6,861 (8,337) 8,612 2019 (5,508) 13,247 9,258 (6,149) 10,848 2020 (4,171) 17,441 12,650 (10,074) 15,846 2021 (5,096) 14,274 1,758 (21,006) (10,070) 2022 (13,004) 2,387 (21,223) (35,726) (67,566) 4 Year Average Operating Income % (8)% 47% 52% 9% 100%

1 Includes base commissions, payment plan fees and contingent underwriting commissions. REVENUE COMPONENTS BY QUARTER 50 53 57 60 63 70 79 83 89 94 107 112 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 46 72 68 50 54 83 76 58 62 96 86 64 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 10 11 11 11 12 14 13 13 16 16 24 21 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Earned premium in Hagerty Reinsurance Commission + fee revenue1 Membership, marketplace + other revenue $ IN MILLIONS

1 Metrics measured as of the end of the period. SUPPLEMENTAL FINANCIAL INFORMATION Policies and Vehicles in Force Policies in Force1 Q1 2021 Q1 2022 Q2 2021 Q2 2022 Q3 2021 Q3 2022 Q4 2021 Q4 2022 % Growth U.S. 1,020,638 1,101,557 1,051,423 1,124,545 1,072,634 1,140,892 1,080,909 1,147,920 6% CAN 126,039 136,136 131,494 140,820 134,196 142,671 133,515 141,155 6% U.K. 24,517 26,224 25,091 26,773 25,675 27,083 32,632 26,902 (18)% Total 1,171,194 1,263,917 1,208,008 1,292,138 1,232,505 1,310,646 1,247,056 1,315,977 6% Vehicles Covered1 Q1 2021 Q1 2022 Q2 2021 Q2 2022 Q3 2021 Q3 2022 Q4 2021 Q4 2022 % Growth U.S. 1,724,680 1,874,514 1,776,202 1,919,325 1,815,734 1,955,747 1,861,248 1,974,196 6% CAN 175,331 190,224 182,767 196,802 186,801 199,940 188,518 200,880 7% U.K. 53,367 57,044 49,205 58,636 56,270 59,425 53,419 59,385 11% Total 1,953,378 2,121,782 2,008,174 2,174,763 2,058,805 2,215,112 2,103,185 2,234,461 6%

Guest User Counts Q4 2021 Q4 2022 U.S. 1,116,451 1,202,465 Canada 73,321 79,497 7% growth Total Guest User Count 1,189,772 1,281,962 Guest User An individual who has created an online profile by providing email, establishing a password, and verifying email. Paid Membership Counts U.S. Q4 2021 Q4 2022 Insurance Member 443,137 465,003 Insurance + HDC 630,323 661,583 HDC Standalone 31,817 30,486 Total U.S. Paid Member Count 1,105,277 1,157,072 Canada Insurance Member 79,692 81,511 Insurance + HDC 53,763 59,487 HDC Standalone 2,680 1,198 Total Canada Paid Member Count 136,135 142,196 Total Insurance Member 522,829 546,514 Insurance + HDC 684,086 721,070 HDC Standalone 34,497 31,684 Total HDC Paid Member Count 718,583 752,754 5% growth Total Paid Member Count 1,241,412 1,299,268 5% growth SUPPLEMENTAL FINANCIAL INFORMATION Total Member Count 1.3 million Paid Members (+5%)

RECONCILIATION OF NON-GAAP METRICS

Net Income (Loss) to Adjusted EBITDA

IN THOUSANDS	Q4 2021	Q4 2022	YTD 2021	YTD 2022
Net Income (Loss)	**($66,459)**	**($32,233)**	**($61,354)**	**$2,403**
Interest and Other (Income) Expense	952	(2,403)	1,993	(2,028)
Income Tax (Benefit) Expense	1,962	2,940	6,751	7,017
Depreciation and Amortization	6,862	9,550	22,144	33,887
Restructuring, Impairment and Related Charges, Net	—	18,324	—	18,324
Change in Fair Value of Warrant Liabilities	42,540	(4,030)	42,540	(41,899)
Stock-based Compensation Expense	—	3,964	—	12,129
Revaluation Gain on Previously Held Equity Method Investment	—	—	—	(34,735)
Accelerated Vesting of Incentive Plans	9,321	—	9,321	—
Net (Gain) Loss from Asset Disposals	—	1,970	1,764	1,970
Other Unusual Items[1]	2,191	(118)	2,191	992
Adjusted EBITDA	**($2,631)**	**($2,036)**	**$25,350**	**($1,940)**

[1] Other unusual items in 2021 relates to expenses incurred related to the Business Combination. Other unusual items in 2022 relates to certain severance and legal settlement expenses.

Adjusted EBITDA

We define Adjusted EBITDA as consolidated net income (loss) (the most directly comparable GAAP measure) before interest and other income (expense), income tax (expense) benefit, and depreciation and amortization, adjusted to exclude (i) restructuring, impairment and related charges, net, (ii) changes in the fair value of warrant liabilities, (iii) stock-based compensation expense, (iv) the revaluation gain on a previously held equity method investment, (v) expense associated with the accelerated vesting of incentive plans, (vi) net gains and losses from asset disposals and (vii) certain other unusual items. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

Our management uses Adjusted EBITDA: as a measurement of operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; to evaluate the performance and effectiveness of our operational strategies; to evaluate our capacity to expand our business; as a performance factor in measuring performance under our executive compensation plan; and as a predictor of core operating performance, comparisons to prior periods and competitive positioning.

By providing this non-GAAP financial measure, together with a reconciliation to net income (loss), which is the most directly comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance. Hagerty's Adjusted EBITDA may be determined or calculated differently than similarly titled measures of other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

HAGERTY Q4 2022 | 21

RECONCILIATION OF NON-GAAP METRICS

Basic Earnings Per Share to Adjusted Earnings (Loss) Per Share

IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS	Q4 2021	Q4 2022	YTD 2021	YTD 2022
Net Income attributable to controlling interest[1]	($46,358)	($4,607)	($46,358)	$32,078
Net Income (Loss) attributable to non-controlling interest	(194)	(27,626)	(398)	(29,675)
Net Income (Loss) attributable to redeemable non-controlling interest	(19,907)	—	(14,598)	—
Consolidated net income (loss)	($66,459)	($32,233)	($61,354)	$2,403
Change in fair value of warrants	42,540	(4,030)	42,540	(41,899)
Revaluation gain on previously held equity method investment	—	—	—	(34,735)
Adjusted Consolidated Net Income (Loss)[2]	($23,919)	($36,263)	($18,814)	($74,231)
Weighted-average shares of Class A Common Stock Outstanding: Basic[1]	82,327	83,203	82,327	82,728
Potentially dilutive shares outstanding:				
Conversion of non-controlling interest Hagerty Group Units to Class A Common Stock	251,034	255,758	251,034	255,758
Total warrants outstanding	20,006	19,484	20,006	19,484
Total unissued stock-based compensation	—	6,902	—	6,902
Potentially dilutive shares outstanding	271,040	282,144	271,040	282,144
Fully dilutive shares outstanding[2]	353,367	365,347	353,367	364,872
Basic Earnings per Share[1]	($0.56)	($0.06)	($0.56)	$0.39
Adjusted Earnings (Loss) per Share[2]	($0.07)	($0.10)	($0.05)	($0.20)

[1] Numerator and Denominator of the GAAP measure Basic EPS (Net income (loss) attributable to controlling interest / Weighted-average shares of Class A Common Stock outstanding)

[2] Numerator and Denominator of the non-GAAP measure Adjusted EPS (Adjusted consolidated net income (loss) / Fully dilutive shares outstanding)

Adjusted EPS

We define Adjusted Earnings (Loss) Per Share ("Adjusted EPS") as consolidated Net income (loss) attributable to both our controlling and non-controlling interest, less the change in fair value of our warrants and the revaluation gain on previously held equity method investment, divided by our outstanding and total potentially dilutive securities. The total potentially dilutive securities includes (1) the weighted-average issued and outstanding shares of Class A Common Stock, (2) all issued and outstanding non-controlling interest Hagerty Group Units, (3) all unexercised warrants and (4) all unissued stock-based compensation awards.

In the third quarter of 2022, we began removing (1) the change in fair value of our warrants and (2) the revaluation gain on previously held equity method investment from consolidated Net income (loss) attributable to both our controlling and non-controlling interest for purposes of calculating Adjusted EPS. For comparability, references to prior period non-GAAP measures have been updated to show the effect of removing the change in the fair value of our warrants from Adjusted EPS. We believe this updated presentation of Adjusted EPS enhances investors' understanding of our financial performance from activities occurring in the ordinary course of our business.

The most directly comparable GAAP measure is basic earnings per share ("Basic EPS"), which is calculated as Net income (loss) attributable to controlling interest divided by the weighted average of Class A Common Stock outstanding during the period.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

HAGERTY Q4 2022 | 22